Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
NaviSite, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-138986, 333-136652, 333-123114 and 333-117543 on Forms S-3, 333-132677, 333-117545, 333-111165, 333-89987, 333-67786. 333-67774, 333-56454, 333-56452 and 333-56478 on Forms S-8 of NaviSite, Inc. of our report dated November 7, 2007, with respect to the consolidated balance sheets of NaviSite, Inc. and subsidiaries as of July 31, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended July 31, 2007, and our report dated November 7, 2007 relating to the consolidated financial statement schedule, which reports appear in the July 31, 2007 Annual Report on Form 10-K of NaviSite, Inc.

As described in Note 2, the Company has restated the accompanying consolidated statement of cash flows for the year ended July 31, 2006.
/s/ KPMG LLP

Boston, Massachusetts

November 7, 2007